NQ General
2006 Plan

MOTOROLA SOLUTIONS, INC.
AWARD DOCUMENT
For the
Motorola Solutions Omnibus Incentive Plan of 2006
Terms and Conditions Related to Employee Nonqualified Stock Options

Recipient:	Date of Expiration:
Commerce ID#:	Number of Options:
Date of Grant:	Exercise Price:

Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) is pleased to grant you options (“Options”) to purchase shares of Motorola Solutions Common Stock under the Motorola Solutions Omnibus Incentive Plan of 2006 (the “Plan”). The number of Options awarded to you and the Exercise Price per Option, which is the Fair Market Value (as defined below) on the Date of Grant, are stated above. Each Option entitles you to purchase one share of Motorola Solutions Common Stock subject to the terms set forth in this Award Document, including any country-specific terms for your country set forth in the appendix attached hereto (the “Appendix” and, together with the Award Document, the “Agreement”), and the Plan.

Vesting Schedule

Shares	Date

1.	VESTING AND EXERCISABILITY. You cannot exercise the Options until they have vested.

a.	Regular Vesting. The Options will vest in accordance with the above schedule (subject to the other terms of the Agreement).

b.	Special Vesting. You may be subject to the Special Vesting Dates described below if your employment or service with Motorola Solutions or a Subsidiary (as defined below) terminates.

c.	Exercisability. You may exercise Options at any time after they vest and before they expire as described below.

d.
Termination of Employment or Service. For purposes of the Options, your employment or service relationship will be considered terminated as of the date you are no longer considered an employee on the payroll of Motorola Solutions or a Subsidiary, and unless otherwise expressly provided in the Agreement or determined by the Company (i) your right to vest in the Options under the Plan, if any, will terminate as of such date, and (ii) the period (if any) during which you may exercise the Options after such termination of your employment or service relationship will commence on such date; the

Company shall have the exclusive discretion to determine when your employment with the Company or a Subsidiary has terminated for purposes of the Options.

2.
EXPIRATION. All Options expire on the earlier of (i) the Date of Expiration as stated above or (ii) any of the Special Expiration Dates described below. As an administrative matter, the vested portion of the Options may be exercised only until the close of the New York Stock Exchange on the Expiration Date or, as applicable the Special Expiration Date, or, if such date is not a trading day on the New York Stock Exchange, the last trading day before such date. Any later attempt to exercise the Options will not be honored as once an Option expires, you no longer have the right to exercise it.

3.
SPECIAL VESTING DATES AND SPECIAL EXPIRATION DATES. There are events that cause your Options to vest sooner than the Regular Vesting schedule discussed above or to expire sooner than the Date of Expiration as stated above. Those events are as follows:

a.
Disability. If your employment or service with Motorola Solutions or a Subsidiary is terminated because of your Total and Permanent Disability (as defined below), Options that are not vested will automatically become fully vested upon your termination of employment or service. All your Options will then expire on the earlier of the first anniversary of your termination of employment or service because of your Total and Permanent Disability or the Date of Expiration stated above. Until that time, the Options will be exercisable by you or your guardian or legal representative.

b.
Death. If your employment or service with Motorola Solutions or a Subsidiary is terminated because of your death, Options that are not vested will automatically become fully vested upon your death. All your Options will then expire on the earlier of the first anniversary of your death or the Date of Expiration stated above. Until that time, with written proof of death and inheritance, the Options will be exercisable by your legal representative, legatees or distributees.

c.
Change In Control. If a “Change in Control” of the Company occurs, and the successor corporation does not assume these Options or replace them with options that are at least comparable to these Options, then: (i) all of your unvested Options will be fully vested and (ii) all of your Options will be exercisable until the Date of Expiration set forth above. Further, with respect to any Options that are assumed or replaced as described in the preceding paragraph, any agreement or other documentation providing for such assumption or replacement shall provide that the assumed or replaced options will be fully vested and exercisable until the Date of Expiration set forth above if you are involuntarily terminated (for a reason other than “Cause”) or if you quit for “Good Reason” within 24 months of the Change in Control. For purposes of this paragraph, the terms “Change in Control”, “Cause” and “Good Reason” are defined in the Plan.

d.
Termination of Employment or Service Because of Serious Misconduct. If Motorola Solutions or a Subsidiary terminates your employment or service because of Serious Misconduct (as defined below) all of your Options (vested and unvested) expire upon your termination, unless prohibited under applicable law.

e.
Change in Employment in Connection with a Divestiture. If you accept employment with another company in direct connection with the sale, lease, outsourcing arrangement or any other type of asset transfer or transfer of any portion of a facility or any portion of a discrete organizational unit of Motorola Solutions or a Subsidiary, or if you remain employed by a Subsidiary that is sold (a “Divestiture”), all of your unvested Options will vest on a pro rata basis in an amount equal to (a)(i) the total number of Options subject to this Award Document, multiplied by (ii) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of the Divestiture and the denominator of which is the number of full months during the entire vesting period, minus (b) any Options that vested prior to the date of Divestiture. All of your vested but not yet exercised Options will expire on the earlier of (i) 90 days after such Divestiture or (ii) the Date of

Expiration stated above. Any Options remaining unvested at the date of such Divestiture shall expire at that time.

f.
Termination of Employment or Service by Motorola Solutions or a Subsidiary Other than for Serious Misconduct or a Divestiture. If Motorola Solutions or a Subsidiary on its initiative, terminates your employment or service other than for Serious Misconduct or a Divestiture, all of your unvested Options will vest on a pro rata basis in an amount equal to (a)(i) the total number of Options subject to this Award Document, multiplied by (ii) a fraction, the numerator of which is the number of your completed full months of service from the Date of Grant to the date of your termination and the denominator of which is the number of full months during the entire vesting period, minus (b) any Options that vested prior to the date of termination. All of your vested but not yet exercised Options will expire on the earlier of (i) 90 days after your termination of employment or (ii) the Date of Expiration stated above. Any Options remaining unvested at the date of your termination of employment or service will automatically expire at that time.

g.
Termination of Employment or Service for any Other Reason than Described Above. If your employment or service with Motorola Solutions or a Subsidiary terminates for any reason other than that described above, including voluntary resignation of your employment or service, all of your unvested Options will automatically expire upon termination of your employment or service and all of your vested but not yet exercised Options will expire on the earlier of (i) the date ninety (90) days after the date of termination of your employment or service or (ii) the Date of Expiration stated above.

4.
LEAVE OF ABSENCE/TEMPORARY LAYOFF. If you take a Leave of Absence (as defined below) from Motorola Solutions or a Subsidiary or you are placed on Temporary Layoff (as defined below) by Motorola Solutions or a Subsidiary, the following will apply:

a.	Vesting of Options. Options will continue to vest in accordance with the vesting schedule set forth above.

b.	Exercising Options. You may exercise Options that are vested or that vest during the Leave of Absence or Temporary Layoff.

c.
Effect of Termination of Employment or Service. If your employment or service is terminated during the Leave of Absence or Temporary Layoff, the treatment of your Options will be determined as described under “Special Vesting Dates and Special Expiration Dates” above.

5.
METHOD OF EXERCISING. You must follow the procedures for exercising the Options that are established by Motorola Solutions from time to time. At the time of exercise, you must pay the Exercise Price for all of the Options being exercised and any Tax-Related Items (as defined in Section 7) that are required to be withheld by Motorola Solutions or a Subsidiary in connection with the exercise.

6.	TRANSFERABILITY. Unless the Committee provides otherwise, Options are not transferable other than by will or the laws of descent and distribution.

7.	TAX RELATED ITEMS.

a.	Responsibility for Taxes. By accepting the Options, you acknowledge and agree that:

i.
regardless of any action taken by the Company or, if different, your employer (the “Employer”), you shall be ultimately responsible for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or legally imposed on the Company or the Employer as a result of your participation in the Plan and deemed by the Company or the Employer to be an appropriate charge to you (“Tax-Related Items”);

ii.	your liability for Tax-Related Items may exceed the amount actually withheld by the Company or the Employer;

iii.
the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends;

iv.
the Company and/or the Employer do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result; and

v.
if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b.
Withholding Taxes. Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by:

i.	withholding shares of Common Stock otherwise deliverable to you in connection with the exercise of the Options; or

ii.
withholding from proceeds of the sale of shares of Common Stock acquired at exercise of the Options, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) without further consent.

If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the exercised Options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items. You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of such shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

c.
Withholding Taxes for Section 16 Officers. Notwithstanding Section 7(b) above, if you are considered an officer for purposes of the Section 16 of the Exchange Act, you may elect to satisfy your obligations for Tax-Related Items by one of the withholding methods set forth in Section 7(b)(i) and (ii) above, unless otherwise set forth in the Appendix for your country. In the absence of such an election, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares of Common Stock otherwise deliverable in connection with the exercise of the Options, as set forth in Section 7(b)(i), unless the use of such withholding method is problematic under applicable tax or securities laws, or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied by the method set forth in Section 7(b)(ii) above.

8.	NATURE OF GRANT. In accepting the Options, you acknowledge, understand and agree that:

a.	the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

b.
the grant of the Options is voluntary, non-recurrent and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

c.	all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

d.
the grant of the Options and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Subsidiary, as applicable, to terminate your employment or service relationship (if any);

e.	you are voluntarily participating in the Plan;

f.	the Options and any shares of Common Stock acquired under the Plan are not intended to replace any pension rights or compensation;

g.
the Options and any shares of Common Stock acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or payments, or welfare benefits or any similar payments;

h.	the future value of the shares of Common Stock underlying the Options is unknown, indeterminable, and cannot be predicted with certainty;

i.	if the shares of Common Stock underlying the Options do not increase in value, the Options will have no value;

j.
unless otherwise provided in the Plan or by the Company in its discretion, neither the Options nor the benefits evidenced by the Agreement shall create any entitlement to have the Options or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock of the Company;

k.	if you exercise the Options and acquire shares of Common Stock, the value of such shares may increase or decrease in value, even below the Exercise Price; and

l.	in addition to subsections (a) through (k) above, the following provisions will also apply if you are providing services outside the United States:

i.	the Options and the shares of Common Stock subject to the Options are not part of normal or expected compensation or salary for any purpose;

ii.
none of the Company, the Employer or any Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Options or of any amounts due to you pursuant to the exercise of the Options or the subsequent sale of any shares of Common Stock acquired upon exercise;

iii.
no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from the termination of your employment or other service relationship with Motorola Solutions or any Subsidiary (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and

iv.
in consideration of the grant of the Options to which you are otherwise not entitled, you irrevocably agree (a) never to institute any claim against the Company, any Subsidiary or the Employer, (b) waive your ability, if any, to bring any such claim, and (c) release the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

9.
NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

10.	CONSENT TO TRANSFER PERSONAL DATA.

a.
By accepting the Options, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in the Agreement and any other Option grant materials ("Data") by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Data may include certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

b.
You understand that Data will be transferred to the Designated Broker, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your human resources representative.

c.
You authorize the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to withdraw your consent, your employment status or service and career with the Employer will not be adversely affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you Options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your human resources representative.

11.
COMPLIANCE WITH LAW. Notwithstanding any other provision of the Plan or the Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares of Common Stock issuable upon exercise of the Options prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock. Further, you agree that the Company shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of shares of Common Stock.

12.
INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS.  You acknowledge that, depending on your country of residence, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell shares of Common Stock or rights to acquire shares of Common Stock (e.g., Options) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by or determined under the laws in your country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

13.
ELECTRONIC DELIVERY AND ACCEPTANCE. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.
LANGUAGE. If you have received the Agreement or any other document related to the Options and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

15.
SEVERABILITY. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16.
WAIVER. You acknowledge that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by you or any other grantee.

17.
APPENDIX. Notwithstanding any provision of this Award Document, the Options shall be subject to any special terms and conditions set forth in the Appendix to this Award Document for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the Agreement.

18.
IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Options and on any shares of Common Stock acquired upon exercise of the Options (or the proceeds from the sale of such shares), to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.	AGREEMENT FOLLOWING TERMINATION OF EMPLOYMENT.

a.	By accepting the Options, you acknowledge and agree that for a period of one year following your termination of employment or service, you will not hire, recruit, solicit or induce, or cause, allow,

permit or aid others to hire, recruit, solicit or induce, or to communicate in support of those activities, any employee of Motorola Solutions or a Subsidiary who possesses Confidential Information of Motorola Solutions or a Subsidiary to terminate his/her employment with Motorola Solutions or a Subsidiary and/or to seek employment with your new or prospective employer, or any other company. You also agree that by accepting the Options, if you violate the terms of any of this subparagraph  (a), then, in addition to any other remedies available in law and/or equity, all of your vested and unvested Options will terminate and no longer be exercisable, and for all Options exercised within one (1) year prior to the termination of your employment for any reason or anytime after termination of my employment for any reason, you will immediately pay to the Company the difference between the exercise price on the date of grant as reflected in the Award Document for the Options and the market price of the Options on the date of exercise (the "spread").”

b.
You agree that upon termination of employment or service with Motorola Solutions or a Subsidiary, and for a period of one year thereafter, you will immediately inform Motorola Solutions of (i) the identity of your new employer (or the nature of any start-up business or self-employment), (ii) your new title, and (iii) your job duties and responsibilities. You hereby authorize Motorola Solutions or a Subsidiary to provide a copy of this Award Document to your new employer. You further agree to provide information to Motorola Solutions or a Subsidiary as may from time to time be requested in order to determine your compliance with the terms hereof.

20.
SUBSTITUTE STOCK APPRECIATION RIGHT. Motorola Solutions reserves the right to substitute a Stock Appreciation Right for your Options in the event certain changes are made in the accounting treatment of stock options. Any substitute Stock Appreciation Right shall be applicable to the same number of shares as your Options and shall have the same Date of Expiration, Exercise Price, and other terms and conditions. Any substitute Stock Appreciation Right may be settled only in shares of Common Stock.

21.	DEFINITION OF TERMS. Capitalized terms used but not otherwise defined in this Award Document shall have the meaning given such term in the Plan.

a.
“Confidential Information” means information concerning the Company and its business that is not generally known outside the Company, and includes (A) trade secrets; (B) intellectual property; (C) the Company’s methods of operation and Company processes; (D) information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (E) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and Company cost information; (F) Company personnel data; (G) Company business plans, marketing plans, financial data and projections; and (H) information received in confidence by the Company from third parties. Information regarding products, services or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company or one of its affiliates is considering for broader use, shall be deemed generally known until such broader use is actually commercially implemented.

b.
“Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the Plan.

c.
“Fair Market Value” for purposes of the Options at any time shall mean the closing price for a share of Common Stock on the date as of which such value is being determined, as reported for the New York Stock Exchange-Composite Transactions in the Wall Street Journal at www.online.wsj.com. In the event the New York Stock Exchange is not open for trading on such date, or if the Common Stock does not trade on such day, Fair Market Value for this purpose shall be the closing price of the Common Stock on the immediately preceding date for which transactions were reported; provided however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulations.

d.
“Leave of Absence” means an approved leave of absence from Motorola Solutions or a Subsidiary from which the employee has a right to reinstatement, as determined by applicable law or Motorola Solutions policy.

e.
“Serious Misconduct” means any misconduct identified as a ground for termination in the Motorola Solutions Code of Business Conduct, or the human resources policies, or other written policies or procedures.

f.
“Subsidiary” means any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola Solutions and which is consolidated for financial reporting purposes.

g.
“Total and Permanent Disability” means for (x) U.S. employees, entitlement to long-term disability benefits under the Motorola Solutions Disability Income Plan, as amended and any successor plan or a determination of a permanent and total disability under a state workers compensation statute and (y) non-U.S. employees, as established by applicable Motorola Solutions policy unless otherwise required by local regulations.

h.	“Temporary Layoff” means a layoff or redundancy that is communicated as being for a period of up to twelve months and as including a right to recall under defined circumstances.

22.
GOVERNING LAW AND CHOICE OF VENUE. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, U.S.A., without regard to the provisions governing conflict of laws. Any and all disputes relating to, concerning or arising from the Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the grant of Options or the Agreement, shall be brought and heard exclusively in a U.S. federal or state court located in Illinois.

23.
ACCEPTANCE OF TERMS AND CONDITIONS. By accepting the Options, you agree to be bound by the terms of the Agreement, the Plan, any and all rules and regulations established by Motorola Solutions in connection with awards issued under the Plan, and any additional covenants or promises Motorola Solutions may require as a condition of the grant.

24.
OTHER INFORMATION ABOUT YOUR OPTIONS AND THE PLAN. You can find other information about options and the Plan on the Motorola Solutions website [http://____________________________]. If you do not have access to the website, please contact Motorola Solutions Global Rewards, 1303 E. Algonquin Road, Schaumburg, IL 60196 USA; ______________; 847-576-7885; for an order form to request Plan documents.

EXHIBIT A
APPENDIX TO AWARD DOCUMENT

TERMS AND CONDITIONS
This Appendix includes additional terms and conditions that govern the Options granted to you under the Plan if you work and/or reside in one of the countries listed below.  If you are a citizen or resident of a country other than the one in which you are currently working (or are considered as such for local law purposes), or if you transfer employment or residency to a different country after the Options are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to you.
Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Award Document.
NOTIFICATIONS
This Appendix also includes notifications regarding certain other issues of which you should be aware with respect to your participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of December 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications contained in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be outdated at the time you exercise the Options or sell any shares of Common Stock acquired upon such exercise.
In addition, the notifications contained in this Appendix are general in nature and may not apply to your particular situation and, as a result, the Company is not in a position to assure you of any particular result. Accordingly, you are strongly advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
If you are a citizen or resident of a country other than the one in which you are currently working (or are considered as such for local law purposes), or if you relocate to a different country after the Options are granted, the notifications contained in this Appendix may not be applicable to you in the same manner.

ARGENTINA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Securities Law Notice. Neither the Options nor the underlying shares of Common Stock are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. Following the sale of shares of Common Stock and/or the receipt of dividends, you may be subject to certain restrictions in bringing such funds back into Argentina. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase such shares, etc.) and, under certain circumstances, may require that 30% of the amount transferred into Argentina be placed in a non-interest bearing dollar deposit account for a holding period of 365 days.
You are solely responsible for complying with applicable Argentine exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of cash proceeds into Argentina. Prior to transferring cash proceeds into Argentina, you should consult with your local bank and/or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.
Tax Reporting Obligation. You must report any shares of Common Stock that you hold on December 31st of each year on your annual tax return for that year.
AUSTRIA
NOTIFICATIONS
Exchange Control Information. If you hold securities (including shares of Common Stock) or cash (including proceeds from the sale of such shares) outside of Austria, you will be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if you hold securities outside of Austria, reporting requirements will apply if the value of such securities exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.

Further, if you hold cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts exceeds €3,000,000. Specifically, if this threshold is met, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
BAHRAIN

There are no country-specific provisions.
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Options, you agree to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the Options and the subsequent sale of any shares of Common Stock acquired under the Plan.
NOTIFICATIONS
Exchange Control Information and Foreign Property Reporting. Remittances of funds for the purchase of shares of Common Stock under the Plan must be made through an authorized commercial bank in Brazil. Further, if you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include shares of Common Stock acquired under the Plan.
CANADA
TERMS AND CONDITIONS
Method of Exercising. Notwithstanding any provision of the Agreement or the Plan to the contrary, you are prohibited from surrendering shares of Common Stock that you already own to pay the Exercise Price or any Tax-Related Items in connection with the exercise of the Options. The Company reserves the right to permit this method of payment depending upon the development of local law.
The following provisions apply for residents of Quebec:
English Language Provision.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy Notice and Consent.  This provision supplements Section 10 of the Award Document (Consent to Transfer Personal Data):
You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  You further authorize the Employer, the Company and any Subsidiary to disclose and discuss the Plan with their advisors.  You further authorize the Employer, the Company and any Subsidiary to record such information and to keep such information in your employee file.
NOTIFICATIONS
Securities Law Information. You will not be permitted to sell or otherwise dispose of any shares of Common Stock acquired upon exercise of the Options within Canada. You will only be permitted to sell or dispose of any such shares if such sale or disposal takes place outside of Canada on the facilities on which the Common Stock is traded (i.e., on the New York Stock Exchange).
Foreign Property Reporting. You are required to report your foreign property on form T1135 (Foreign Income Verification Statement) if the total fair market value of such foreign property exceeds C$100,000 at any time in the year. Foreign property includes any shares of Common Stock acquired under the Plan and may also include the Options (whether vested or unvested). If required, the form must be filed by April 30 of the following year. You should consult with your personal tax advisor to ensure compliance with applicable reporting requirements.
CHILE
NOTIFICATIONS
Securities Law Notice. The grant of the Options does not constitute a public offering in Chile. Further, neither the Company nor the shares of Common Stock underlying the Options are registered with the Chilean Registry of Securities or are under the control of the Chilean Superintendence of Securities.
Exchange Control Information. You are not required to repatriate proceeds obtained from the sale of shares of Common Stock or from dividends to Chile; however, if you decide to repatriate such proceeds to Chile and the amount of the proceeds to be repatriated exceeds US$10,000, you must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office in Chile). If you do not repatriate the proceeds and uses such proceeds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, you must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first 10 days of the month immediately following the transaction.
Further, if the value of your aggregate investments held outside of Chile (including the value of shares of Common Stock acquired under the Plan) is equal to or greater than US$5,000,000 at any time during the year, you must report the status of such investments annually to the Central Bank using Annex 3.1 of Chapter XII of the Foreign Exchange Regulations of the Central Bank.
Tax Registration Information. If you hold shares of Common Stock acquired under the Plan outside of Chile, you must inform the Chilean Internal Revenue Service (the “CIRS”) of the details of your investment in such shares by filing Tax Form 1851 (“Annual Sworn Statement Regarding Permanent Investments Held Abroad”). Further, if you wish to receive credit against your Chilean income taxes for any taxes paid abroad, you must report the payment of taxes abroad to the CIRS by filing Tax Form 1853 (“Annual Sworn Statement Regarding Credits for Taxes Paid Abroad”). These statements must be submitted electronically through the CIRS website (www.sii.cl) before March 15 of each year.
CHINA
TERMS AND CONDITIONS
The following terms apply only to nationals of the People’s Republic of China (the “PRC”) residing in the PRC, unless otherwise determined by the Company:
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with applicable exchange control laws and regulations including, but not limited to, the restrictions set forth in this Appendix for China below under “Exchange Control Restrictions.” The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Exchange Control Restrictions. By accepting the Options, you understand and agree that you will be required to immediately repatriate all proceeds due to you from the sale of shares of Common Stock acquired under the Plan. Further, you understand that such repatriation will need to be effected through a special exchange control account established by the Company or Subsidiary in the PRC, and you hereby agree that the proceeds may be transferred to such special account prior to being delivered to you. The proceeds may be paid to you in U.S. dollars or in local currency, at the Company’s discretion. If the proceeds are paid in U.S. dollars, you understand that you will be required to set up a U.S. dollar bank account in the PRC so that the proceeds may be deposited into this account. If the proceeds are paid in local currency, you acknowledge that neither the Company nor any Subsidiary is under an obligation to secure any particular currency conversion rate and that the Company (or a Subsidiary) may face delays in converting the proceeds to local currency due to exchange control requirements in the PRC. You agree to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.
COLOMBIA
TERMS AND CONDITIONS
Labor Law Acknowledgement. This provision supplements the acknowledgement contained in Section 8 of the Award Document (Nature of Grant):
You acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of your “salary” for any legal purpose.
NOTIFICATIONS
Exchange Control Information. Investments in assets located outside of Colombia (including the shares of Common Stock) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is US$500,000 or more (as of December 31 of the applicable calendar year). Further, upon the sale of any shares of Common Stock that you have registered with the Central Bank, you must cancel the registration by March 31 of the following year. You may be subject to fines if you fail to cancel such registration.
CZECH REPUBLIC
There are no country-specific provisions.
DENMARK
TERMS AND CONDITIONS
Stock Option Act. You acknowledge that you have received the Employer Statement in Danish, which sets forth additional terms of the Options to the extent that the Danish Stock Option Act applies.
NOTIFICATIONS
Exchange Control Information. If you establish an account holding shares of Common Stock or cash outside of Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)
Securities/Tax Reporting Information. If you hold shares of Common Stock acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a declaration of securities deposited abroad using Declaration V (Erklaering V) with the Danish Tax Administration. The Declaration V must be signed both by you and by the applicable broker or bank where the account is held. By signing the Declaration V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the shares of Common Stock in the account without further request each year. By signing the Declaration V, you authorize the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk.

However, if the broker or bank with which the shares of Common Stock are deposited will not agree to sign the Declaration V (as will likely be the case), you may apply for an exemption from this requirement by completing Section 6 of the Declaration V form (“Possible exemption from requirement to give promise”). If the application is accepted, you will be personally responsible for submitting the required information described in the Declaration V form as an attachment to your annual tax return.
In addition, if you open a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, you are also required to inform the Danish Tax Administration about this account (even if the account was already reported on Declaration V). To do so, you must also file a declaration of commercial accounts held with foreign banks using Declaration K (Erklaering K) with the Danish Tax Administration. A sample of Declaration K can be found at the following website: www.skat.dk.
ECUADOR
There are no country-specific provisions.
EGYPT
NOTIFICATIONS
Exchange Control Information. If you transfer funds into or out of Egypt in connection with your participation in the Plan, you are required to transfer the funds through a registered bank in Egypt.
FINLAND
There are no country-specific provisions.
FRANCE
TERMS AND CONDITIONS
Consent to Receive Information in English.  By accepting the Options, you confirm having read and understood the Agreement (including this Appendix) and the Plan, including all terms and conditions included therein, which were provided in the English language.  You accept the terms of these documents accordingly.
En acceptant les Options, vous confirme avoir lu et compris ce Contrat (y incluse cette Annexe) et le Plan, incluant tous leurs termes et conditions, qui lui ont été transmis en langue anglaise. Vous accepte les dispositions de ces documents en connaissance de cause.
GERMANY
NOTIFICATIONS
Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank).  In the event that you make or receive a payment in excess of this amount, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
GREECE
NOTIFICATIONS
Exchange Control Information. If you exercise the Options through a cash exercise, withdraw funds from a bank in Greece and remit those funds out of Greece, you may be required to submit a written application to the bank. The application will likely need to contain the following information: (i) amount and currency to be remitted; (ii) account to be debited; (iii) name and contact information of the beneficiary (the person or corporation to whom the funds are to be remitted); (iv) bank of the beneficiary with address and code number; (v) account number of the beneficiary; (vi) details of the payment such as the purpose of the transaction; and (vii) expenses of the transaction.
If you exercise the Options using a cashless method of exercise, this application will not be required because no funds will be remitted out of Greece.
GUAM
There are no country-specific provisions.
HONG KONG
TERMS AND CONDITIONS
Share Sale Restriction. In the event that the Options vest and become exercisable within six months of the Date of Grant, you (or your heirs) agree not to sell or otherwise dispose of any shares of Common Stock underlying the Options (including by means of a cashless exercise of such Options) prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Notice. WARNING: Neither the grant of the Options nor the issuance of shares of Common Stock upon exercise of the Options constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the Options (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person. If you have any questions regarding the contents of the Agreement, including this Appendix, or the Plan, you should obtain independent professional advice.
HUNGARY
There are no country-specific provisions.
INDIA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. Due to exchange control restrictions in India, you are required to repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan or to India within 90 days of receipt. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Account and Asset Reporting. You are required to declare any foreign bank accounts and assets (including shares of Common Stock) on your annual tax return. You should consult with your personal tax advisor to determine your reporting requirements.
INDONESIA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. If you remit proceeds from the sale of shares of Common Stock into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, you must complete a “Transfer Report Form.” The Transfer Report Form will be provided to you by the bank through which the transaction is made.
IRELAND
NOTIFICATIONS
Director Notification Obligation. If you are a director, shadow director or secretary of an Irish Subsidiary, you are required to notify such Irish Subsidiary in writing within five business days of (i) receiving or disposing of an interest in the Company (e.g., Options, shares of Common Stock, etc.), (ii) becoming aware of the event giving rise to the notification requirement, or (iii) becoming a director, shadow director or secretary of an Irish Subsidiary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).
ISRAEL
TERMS AND CONDITIONS
Nature of Award. By accepting the Options, you understand and agree that the Options are offered subject to and in accordance with the Israeli Addendum (Sub-Plan) to the Plan (the “Israeli Subplan”), are granted under the Capital Gains Tax Track Through a Trustee (as defined in the Israeli Subplan) and are intended to qualify for favorable tax treatment set forth under the “capital gains” track of Section 102 of the Israeli Income Tax Ordinance [new version] 1961 (“102 Capital Gains Treatment”).  Notwithstanding the foregoing, the Company does not undertake to maintain the qualified status of the Options and you acknowledge that you will not be entitled to damages of any nature whatsoever if the Options become disqualified. In the event of any inconsistencies between the Israeli Subplan, the Agreement and/or the Plan, the terms of the Israeli Subplan will govern.
Further, to the extent requested by the Company or the Employer, you agree to execute any letter or other agreement in connection with the grant of the Options or any future options granted under the Israeli Subplan. If you fail to comply with such request, the Options may not qualify for 102 Capital Gains Treatment.
Method of Exercising. Notwithstanding any provision of the Agreement or the Plan to the contrary, you may not exercise your Options using a cashless “sell-to-cover” method of exercise, whereby you direct the Designated Broker to sell some (but not all) of the shares of Common Stock subject to the exercised Options and deliver to the Company the amount of the sale proceeds to pay the Exercise Price and any Tax-Related Items. The Company reserves the right to provide you with this method of payment in the future.
Trust Arrangement. You acknowledge and agree that any shares of Common Stock issued upon exercise of the Options (and not immediately sold) will be deposited with the Company’s designated trustee in Israel, Tamir Fishman (the “Trustee”) pursuant to a supervisory trust arrangement in accordance with the terms of the trust agreement between the Company and the Trustee. You further agree that such shares of Common Stock will be subject to the Holding Period applicable to Options granted under the Capital Gains Track Through a Trustee, as set forth in Section 1.1(A) of the Israeli Subplan (the “Holding Period”). The Company may at its sole discretion replace the Trustee from time to time and instruct the transfer of all Options and shares of Common Stock held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. You acknowledge that any shares of Common Stock underlying the Options may not be sold prior to the expiration of the Holding Period in order to qualify for 102 Capital Gains Tax Treatment. Accordingly, you agree not to dispose of (or request the Trustee to dispose of) any such shares prior to the expiration of the Holding Period. For purposes of this Appendix for Israel, “dispose” shall mean any sale (including by means of a cashless exercise), transfer or other disposal of the shares of Common Stock by you or the Trustee, including a release of such shares from the Trustee to you.
Tax-Related Items. The following provision supplements Section 7 of the Award Document (Tax-Related Items):
In the event that you dispose of any shares of Common Stock underlying the Options prior to the expiration of the Holding Period, you acknowledge and agree that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, you acknowledge and agree that you will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).
You further agree that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to you in connection with Options granted under the Israeli Subplan.
NOTIFICATIONS
Securities Law Notice. An exemption from filing a prospectus in relation to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan can be accessed at http://compass-mot-solutions.com/go/197538766 and the Form S-8 registration statement for the Plan filed with the SEC can be accessed at http://www.sec.gov/Archives/edgar/data/68505/000095013706005238/c04482sv8.htm.

ITALY
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.

Data Privacy Notice.  This provision replaces Section 10 of the Award Document (Consent to Transfer Personal Data) in its entirety:
You understand that the Employer, the Company and any of its Subsidiaries may hold certain personal information about you, including your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships that you hold in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor ("Data"), for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You also understand that providing the Company with Data is necessary for the performance of the Plan and that your refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan. The Controller of personal data processing is Motorola Solutions, Inc., with its principal operating offices at 1303 East Algonquin Road, Schaumburg, Illinois 60196 U.S.A., and its representative in Italy is Motorola Solutions Italia S.p.A. via Giovanni Lorenzini, No. 4, Milan, Italy

You understand that Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. You further understand that the Company and its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and that the Company and/or its Subsidiaries may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to the Designated Broker or another third party with whom you may elect to deposit any shares of Common Stock acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan. You understand that these recipients may be located in the European Economic Area, or elsewhere, such as the United States. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, you understand that the Company will delete your Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
You understand that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of your Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. You understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, you have the right to, including but not limited to, access, delete, update, ask for rectification of the Data and cease, for legitimate reason, any processing of the Data. Furthermore, you are aware that the Data will not be used for direct marketing purposes. In addition, the Data provided may be reviewed and questions or complaints can be addressed by contacting your human resources department.
Plan Document Acknowledgment.  In accepting the Options, you acknowledge that you have received a copy of the Plan and the Agreement (including this Appendix), have reviewed these documents in their entirety and fully understand and accept all provisions of these documents.
Further, you acknowledge that you have read and specifically and expressly approve the following sections of the Award Document: Section 1 (Vesting and Exercisability); Section 2 (Expiration); Section 3 (Special Vesting Dates and Special Expiration Dates); Section 7 (Tax-Related Items); Section 8 (Nature of Grant); Section 14 (Language); Section 22 (Governing Law and Choice of Venue) and the Data Privacy Notice for Italy included in this Appendix.
NOTIFICATIONS

Foreign Asset and Investment Reporting.  If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).
JAPAN
NOTIFICATIONS
Exchange Control Information. If you acquire shares of Common Stock valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of such shares.
In addition, if you pay more than ¥30,000,000 in a single transaction for the purchase of shares of Common Stock when you exercise the Options, you must file a Payment Report with the Ministry of Finance through the Bank of Japan within 20 days of the date that the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.
Please note that a Payment Report is required independently from a Securities Acquisition Report; therefore, you must file both a Payment Report and a Securities Acquisition Report if the total amount that you pay in a single transaction for exercising the Options and purchasing shares of Common Stock exceeds ¥100,000,000.
Foreign Asset Reporting.  If you hold assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets.  You are advised to consult with a personal tax advisor to ensure that you are properly complying with applicable reporting requirements.
KAZAKHSTAN
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law

KOREA
NOTIFICATIONS
Exchange Control Information. In the event that you remit funds out of Korea in connection with the exercise of the Options, such remittance of funds must be “confirmed” by a foreign exchange bank in Korea. In order to receive the confirmation, you will likely be required to submit documents evidencing the nature of remittance to the bank handling the remittance in Korea together with the confirmation application, including a copy of the Agreement, the Plan, your certificate of employment with the Employer and any other information requested by the bank. No bank confirmation is necessary if no funds are remitted out of Korea in connection with the exercise of the Option (e.g., if pay the Exercise Price using funds already outside of Korea or a cashless method of exercise).

In addition, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares in a single transaction to repatriate the proceeds to Korea within 18 months of the sale.
Foreign Account Reporting. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency).  You should consult with your personal tax advisor to determine your personal reporting obligations.
LIBYA
There are no country-specific provisions.
LITHUANIA
There are no country-specific provisions.
MALAYSIA
NOTIFICATIONS
Director Notification Obligation. If you are a director of a Subsidiary in Malaysia, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when you receive or dispose of an interest (e.g., Options or shares of Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
TERMS AND CONDITIONS
Plan Document Acknowledgement. By accepting the Options, you acknowledge that you have received a copy of the Plan and the Agreement, including this Appendix, which you have reviewed. You acknowledge further that you accept all the provisions of the Plan and the Agreement, including this Appendix. You also acknowledge that you have read and specifically and expressly approve the terms and conditions set forth in Section 8 of the Award Document (Nature of Grant), which clearly provides as follows:
(1)    Your participation in the Plan does not constitute an acquired right;

(2)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;
(3)    Your participation in the Plan is voluntary; and

(4)	None of the Company, the Employer or any Subsidiary is responsible for any decrease in the value of any shares of Common Stock acquired upon exercise of the Options.
Labor Law Policy and Acknowledgment. This provision supplements Section 8 of the Award Document (Nature of Grant):
By accepting the Options, you expressly recognize that the Company, with its principal operating offices at 1303 East Algonquin Road, Schaumburg, Illinois 60196 U.S.A., is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican legal entity that employs you and to which you are subordinated (i.e., the Employer). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participating in the Plan do not establish any rights between you and the Employer and do not form part of the employment conditions and/or benefits provided by the Employer and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time without any liability to you.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and you therefore grant a full and broad release to the Company, and its Subsidiaries, affiliates, branches, representation offices, shareholders, trustees, directors, officers, employees, agents, or legal representatives with respect to any such claim that may arise.
Reconocimiento de Documento. Al aceptar la Opción, Usted reconoce que ha recibido una copia del Plan, incluyendo este Apéndice por país, mismos que Usted ha revisado.  Usted reconoce, además, que acepta todas las disposiciones del Plan, el Convenio, incluyendo este Addendum.  Usted también reconoce que ha leído y que específicamente aprueba de forma expresa los términos y condiciones establecidos en la Sección 8 del documento denominado “Naturaleza del Otorgamiento”, que claramente dispone lo siguiente:
(1)        Su participación en el Plan no constituye un derecho adquirido;
(2)       El Plan y su participación en el mismo, se ofrecen por la Compañía de manera totalmente discrecional;
(3)        Su participación en el Plan es voluntaria; y
(4)        Ninguna de las empresas subsidiarias de la Compañía ni el Patrón del Participante son responsables de ninguna disminución en el valor de las Acciones adquiridas al momento de tener el derecho respecto a las Unidades de Acciones Restringidas.
Política Laboral y Reconocimiento. Esta disposición suplementa la Sección 8 del Documento denominado (naturaleza del Otorgamiento):
Al aceptar las Opciones, Usted expresamente reconoce que la Compañía, con domicilio de operaciones ubicado en 1303 East Algonquin Road, Schaumburg, Illinois 60196, EE.UU, es el único responsable de la administración del Plan y que su participación en el Plan y la adquisición de Acciones no constituyen una relación de trabajo entre Usted y la Compañía, ya que Usted participa en el Plan de una manera totalmente comercial y su único Patrón es  una empresa Mexicana a quien se encuentra subordinado.  Derivado de lo anterior, Usted expresamente reconoce que el Plan y los beneficios que le pudieran derivar de la participación en el dicho Plan no establecen derecho alguno entre Usted y su patrón y no forman parte de las condiciones de trabajo y/o las prestaciones otorgadas por el Patrón  y que cualquier modificación al Plan o su terminación no constituye un cambio o menoscabo de los términos y condiciones de su relación de trabajo.
Asimismo, Usted reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar su participación en cualquier momento y sin responsabilidad alguna frente a Usted.
Finalmente, Usted por este medio declara que no se reserva derecho o acción alguna en contra de la Compañía por cualquier compensación o daños y perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, Usted otorga el más amplio finiquito que en derecho proceda a favor de la Compañía, y sus afiliadas, sucursales, oficinas de representación, accionistas, fiduciarios, directores, funcionarios, empleados, agentes o representantes legales en relación con cualquier demanda o reclamación que pudiera surgir.

NETHERLANDS
NOTIFICATIONS
NIGERIA
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
PAKISTAN
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. You are required to immediately repatriate to Pakistan the proceeds from the sale of shares of Common Stock as described above. The proceeds must be converted into local currency and the receipt of proceeds must be reported to the State Bank of Pakistan (the “SBP”) by filing a “Proceeds Realization Certificate” issued by the bank converting the proceeds with the SBP. The repatriated amounts cannot be credited to a foreign currency account. You are advised to consult with your personal advisor prior to exercise of the Options to ensure compliance with the applicable exchange control regulations in Pakistan, as such regulations are subject to frequent change. You are responsible for ensuring compliance with all exchange control laws in Pakistan.

PERU
NOTIFICATIONS
Securities Law Notice. The offer of the Options is considered a private offering in Peru; therefore, it is not subject to registration.
POLAND
NOTIFICATIONS

Exchange Control Information. Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Further, if you transfer funds in excess of €15,000 into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
TERMS AND CONDITIONS
English Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Consentimento de Lingua Inglesa.  O signatário pelo presente expressamente declara que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo
NOTIFICATIONS
Exchange Control Information. If you acquire shares of Common Stock under the Plan, you may be required to file a report with the Portuguese Central Bank for statistical purposes (unless you arrange to have the shares of Common Stock deposited with a Portuguese financial intermediary, in which case the intermediary will file the report for you).
QATAR
There are no country-specific provisions.
ROMANIA
NOTIFICATIONS
Exchange Control Information. If you deposit proceeds from the sale of shares of Common Stock in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.
SERBIA
NOTIFICATIONS
Securities Law Notice. The grant of Options is not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.

Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, Serbian residents may freely acquire shares of Common Stock under the Plan; however, the National Bank of Serbia generally requires reporting of the acquisition of such shares of Common Stock, the value of the shares of Common Stock at exercise and, on a quarterly basis, any changes in the value of such shares. You are advised to consult with your personal legal advisor to determine your reporting obligations upon the acquisition of shares of Common Stock under the Plan as such obligations are subject to change based on the interpretation of applicable regulations by the National Bank of Serbia.
SINGAPORE
NOTIFICATIONS
Securities Law Notice.  The grant of the Options is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Options are subject to section 257 of the SFA and that you will not be able to make any subsequent sale of the shares of Common Stock in Singapore, or any offer of such subsequent sale of the shares of Common Stock in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Requirement.  Directors of a Singapore Subsidiary are subject to certain notification requirements under the Singapore Companies Act.  Directors must notify the Singapore Subsidiary in writing of an interest (e.g., Options, shares of Common Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the Options or when shares of Common Stock acquired under the Plan are subsequently sold), or (iii) becoming a director.
SOUTH AFRICA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
Tax Obligations. The following provision supplements Section 7 of the Award Document (Tax-Related Items):
Upon exercise of the Options, you are required to immediately notify the Employer of the amount any gain you realize as a result of such exercise. You may be liable for a fine if you fail to complete this notification.
NOTIFICATIONS
Exchange Control Information. The Options may be subject to exchange control regulations in South Africa. In particular, if you are a South African resident for exchange control purposes, you are required to obtain approval from the South African Reserve Bank for payments (including payment of proceeds from the sale of shares of Common Stock) that you receive into accounts based outside of South Africa (e.g., a U.S. brokerage account established with the Designated Broker). Because exchange control regulations are subject to change, you should consult with your personal advisor to ensure compliance with current regulations.

SPAIN
TERMS AND CONDITIONS
Nature of Grant. The following provision supplements Section 8 of the Award Document (Nature of Grant):
By accepting the Options, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries other than as expressly set forth in the Award Document. Consequently, you understand that the Options are granted on the assumption and condition that the Options and any shares of Common Stock issued upon exercise of the Options are not a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Further, you understand and agree that, unless otherwise expressly provided for by the Company or set forth in the Award Document, the Options will be cancelled without entitlement to any shares of Common Stock if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when your employment has terminated for purposes of the Options.
In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Options shall be null and void.
NOTIFICATIONS
Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Options. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Information. When receiving foreign currency payments derived pursuant to the Options (e.g., proceeds from the sale of shares of Common stock), you must inform the financial institution receiving the payment of the basis upon which such payment is made if the payment exceeds €50,000. Upon request, you will need to provide the institution with the following information: your name, address, and fiscal identification number; the name and corporate domicile of the Company; the amount of the payment; the currency used; the country of origin; the reasons for the payment; and any additional information required. This exchange control reporting requirement will end on January 1, 2014.
Foreign Property Reporting. To the extent that you hold rights or assets (e.g., shares of Common Stock, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year. Shares of Common Stock constitute securities for purposes of this requirement, but the Options (whether vested or unvested) are not considered assets or rights for purposes of this requirement.
If applicable, you must report the assets or rights on Form 720 by no later than March 31 following the end of the relevant year. After such assets or rights are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets or rights increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties to you. Accordingly, you are advised to consult with your personal tax and legal advisors to ensure that you are properly complying with your reporting obligations.
Foreign Asset and Account Reporting. You are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.
Share Reporting Requirement. In the event that you acquire shares of Common Stock upon exercise of the Options, you must declare such acquisition to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness. You must also declare ownership of any shares of Common Stock by filing a Form D-6 with the Directorate of Foreign Transactions each January while such shares are owned. In addition, the sale of shares of Common Stock must also be declared on Form D-6 filed with the DGCI in January, unless the sale proceeds exceed the applicable threshold (currently €1,502,530), in which case, the filing is due within one month after the sale.
SRI LANKA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. Upon the sale of shares of Common Stock, you are required to repatriate any proceeds received from such sale back to Sri Lanka. You may be required to obtain exchange control approval in Sri Lanka in order to hold sales proceeds in an account outside of Sri Lanka. You are advised to consult with your personal legal advisor to determine your responsibilities under Sri Lankan exchange control laws.
SWEDEN
There are no country-specific provisions.
TAIWAN
NOTIFICATIONS
Securities Law Notice. The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form and provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
NOTIFICATIONS

Exchange Control Notification. If you remit funds out of Thailand in order to exercise the Options, you must remit such funds through a commercial bank in Thailand.
Further, if you realize US$50,000 or more in a single transaction from the sale of shares of Common Stock or the payment of dividends, you are required to repatriate the cash proceeds to Thailand immediately following the receipt of such proceeds and to then either convert such repatriated proceeds into Thai Baht or deposit the proceeds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation.  Further, for repatriated amounts of US$50,000 or more, you must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.  You are personally responsible for complying with exchange control restrictions in Thailand.
TURKEY
NOTIFICATIONS
Exchange Control Information. If you remit funds out of Turkey in order to exercise the Options, you must remit such funds through a licensed financial intermediary institution in Turkey.
UKRAINE
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Exchange Control Information. You may be required to obtain an “investment license” (for the purchase of shares of Common Stock) and/or a “placement license” (for the placement of shares or Common Stock or cash outside of Ukraine) from the National Bank of Ukraine.
In addition, you are required to notify the National Bank of Ukraine within three days of the opening of a foreign brokerage account, such as your account with the Designated Broker. You are advised to consult with your personal legal advisor to determine your responsibilities under Ukrainian exchange control laws.
UNITED ARAB EMIRATES
There are no country-specific provisions.

UNITED KINGDOM
TERMS AND CONDITIONS
Tax-Related Items.  This provision supplements Section 7 of the Award Document (Tax-Related Items):
If payment or withholding of your income tax liability is not made within 90 days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date.  You agree that the loan will bear interest at the then-current Official Rate of Her

Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Award Document or the Plan.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you will not be eligible for such a loan to cover the income tax as described above and any income tax liability not collected by the Due Date may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable.  You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any National Insurance contributions due on this additional benefit, which may be recovered by the Company or the Employer at any time thereafter by any of the means referred to in the Award Document or the Plan.
VENEZUELA
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.
NOTIFICATIONS
Securities Law Notice. The Options are offered as a personal, private, exclusive transaction and are not subject to Venezuelan government securities regulations.
Investment Representation. As a condition of the grant of the Options, you acknowledge and agree that the Options are held as an investment and that any cashless exercise of the Options is not being performed for purposes of obtaining foreign currency.
Exchange Control Information. Following the sale of shares of Common Stock, you may be subject to certain restrictions if you attempt to transfer such cash proceeds into Venezuela. You are solely responsible for complying with applicable Venezuelan exchange control rules that may apply in connection with your participation in the Plan and/or the transfer of cash proceeds into Venezuela. You are advised to consult with your personal legal advisor to determine your responsibilities under Venezuelan exchange control laws.

VIETNAM
TERMS AND CONDITIONS
Method of Exercising. Due to local legal restrictions, you will be required to pay the Exercise Price by means of a cashless “sell all” method of exercise through the Designated Broker, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise (i.e. a “same day sale”) and the sales proceeds, less the Exercise Price, any applicable Tax-Related Items and broker’s fees or commissions, will be remitted to you in accordance with your instructions to the Designated Broker. The Company reserves the right to provide you with additional methods of exercise depending on the development of local law.

Exchange Control Information. All cash proceeds from the sale of shares of Common Stock must be immediately repatriated to Vietnam. You are advised to consult with your personal legal advisor to determine your responsibilities under Vietnamese exchange control laws.